EXHIBIT 99.1

Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

FULL YEAR 2003 RESULTS PRESENTATION 11 March 2004

Basingstoke, UK 26 February 2003 Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY; TSX: SHQ) will announce full year 2003 earnings on Thursday, 11 March 2004.

Results announcement time:	12:00 GMT / 07:00 ET
Conference call time:	14:00 GMT / 09:00 ET

Live analyst presentation and conference call:
Matthew Emmens, Chief Executive Officer; Angus Russell, Chief Financial Officer and Wilson Totten, Chief Scientific Officer will host the investor and analyst meeting and live conference call at 14:00 GMT/9:00 ET. The venue for the meeting will be at the offices of Financial Dynamics - Holborn Gate, 26 Southampton Buildings, London WC2A 1PB.

Please RSVP claire.rowell@fd.com (T: +44 (0)20 7269 7285).

Live conference call:
The details of the live conference call are as follows:

UK dial in	+44 (0) 1452 542 303
US / Canada dial in	1866 389 9778
Password	Shire

Live Webcast:
The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:
A replay of the presentation will be available for 4 weeks. Details are as follows:

UK dial in	+44 (0) 1452 55 00 00
Pin code	986363 (#)
US dial in	1866 276 1167 or 1866 247 4222
Pin code	986363 (#)
Webcast Replay	www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44 (0) 1256 894160

End

For further information please contact:

Cléa Rosenfeld – Investor Relations	+44 (0)1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.